UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Western Capital Resources, Inc. filed Articles of Amendment with the Minnesota Secretary of State effective as of June 23, 2014. The Articles of Amendment were filed to effect a reverse stock split on 1-for-20 basis and reduce the total number of authorized shares of capital stock to 12,500,000. Western Capital common stock began trading on a split-adjusted basis upon the opening of trading on Tuesday, June 24, 2014. The reverse stock split reduced the number of issued and outstanding shares of Western Capital common stock to 3,011,009 shares.

No fractional shares were issued in connection with the reverse stock split, and the shareholders who otherwise would have been entitled to receive a fractional share of common stock as a result of the reverse stock split are entitled to receive a cash payment in lieu thereof in an amount equal to the product of (i) the opening price of the common stock on June 24, 2014 multiplied by (ii) that fraction of a full share to which the shareholder would have been entitled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: July 10, 2014	By:	/s/ John Quandahl
John Quandahl
Chief Executive Officer